ST PAUL                                           St. Paul Travelers Companies
TRAVELERS                                         385 Washington Street
                                                  St. Paul, MN 55102-1396
                                                  www.stpaultravelers.com


News Release

  St. Paul Travelers Issues Statement on Subpoena from N.Y. Attorney General


SAINT PAUL, Minn.--Oct. 25, 2004--The St. Paul Travelers Companies, Inc. (NYSE: STA) issued the following statement today:

"As part of an ongoing, industry-wide investigation of insurance sales practices, the Office of the Attorney General of the State of New York has subpoenaed St. Paul Travelers, requesting documents and seeking information relating to the conduct of business between insurance brokers and St. Paul Travelers and its subsidiaries.

Given the company's size and position in the property casualty insurance industry, we do not believe it is surprising that St. Paul Travelers has been included among the companies asked to provide information. St. Paul Travelers will cooperate fully with the Attorney General's requests for information."

St. Paul Travelers is a leading provider of insurance and asset management services. For more information, visit www.stpaultravelers.com.

CONTACT: St. Paul Travelers (Media)
Shane Boyd, 651-310-3486
Marlene Ibsen, 860-277-9039
Joan Palm, 651-310-2685
or
Institutional Investors:
Maria Olivo, 860-277-8330
Chuck Chamberlain, 860-954-3134
or
Individual Investors:
Marc Parr, 860-277-0779